Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (this registration statement and Nos. 333-202937 and 333-204715) of C&J Energy Services Ltd. of our report dated February 26, 2014, with respect to the consolidated financial statements of C&J Energy Services, Inc. and subsidiaries as of December 31, 2013, and for each of the two years in the period ended December 31, 2013.

/s/ UHY LLP

Farmington Hills, Michigan

February 1, 2016